Exhibit 99.1

2005 Annual Meeting of Stockholders
February 8, 2005

Welcome
Shareholders
Forward-looking Statement
The following presentation may contain forward-looking statements. Although such statements reflect our current reasonable judgment regarding the direction of our business, actual results may differ materially from those projected here. We undertake no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise. You can find information on the risk factors concerning why the actual results might differ from statements made today in our documents filed with the Securities and Exchange Commission.

Laidlaw Senior Team
Doug Carty SVP and CFO
Beth Corvino SVP and General Counsel
Hugh MacDiarmid CEO, Education & Transit Services
Steve Gorman CEO, Greyhound Group
Bill Sanger CEO, Healthcare Group

Strategic Plans
2004 Goals
· Operating and improving businesses
· Identifying future portfolio
· Refinancing exit debt
· Improving capital structure
· Achieving investment grade rating

Primary Objectives in 2004
· Reduce unit costs
· Develop new sources of revenue
· Streamline portfolio

Portfolio of Companies

2004 Revenue
$4.6 Billion in Annual Revenue
33% School Bus
6% Public Transit Services
23% Greyhound
12% Emergency Room
26% Ambulance Services

Laidlaw Education Services

Education Services
Company Profile
· 40,000 buses
· 45,000 employees
· 484 branches
· 2 million students a day
· Largest single operator with 8% of market share
Revenue Contribution 33%

Education Services
Objective: Lower Unit Costs
· Centralize to improve operating efficiencies
· Focus branch managers on customer service and employee relations
· Key operational information to manage daily performance

Education Services
Objective: Return on Capital
· Minimum return levels
· “Up or Out”
Result: Improved Margins
· Target: 3 to 4 percent improvement in 4 years

Education Services
Objective: Grow Revenue
· Services for non-privatized school buses
Sch Dist 317 Outsourced 163
Relative Market
School District Operated
Outsourced

An American Icon

Greyhound
Company Profile
· 3,400 destinations
· 3,600 coaches
· 14,000 employees
· 200 terminals
· 1,900 agencies
· 19,000 daily departures
Revenue Contribution 26%

Greyhound
Network Overhaul
· Yield analysis
· Focus on safety and speed
· Reduce stops
· Attention on short/medium haul passengers
STOP LESS. GO MORE.

Greyhound
Improvements to Date
· Enhanced network
· Reduced fleet size by 150 buses
· 33% less staff
· New marketing initiative

Greyhound Marketing
“The Simple Life”
Starring Greyhound

Laidlaw Transit Services

Public Transit Services
Company Profile
· 6,300 employees
· 3,800 vehicles
· 150 regional and municipal authorities
· 25 states
· Highly competitive industry
Revenue Contribution 6%

Public Transit Services
2004 Achievements
· Overhead costs reduced
· Revised training and safety procedures
· Foundation for 2005 revenue growth

Quality medical and emergency services

Healthcare Group
· 18,000 employees
· 4,400 vehicles
· 3.7 million transports
· 300 hospitals
· 38 states
· 4,100 employees
· 5 million patients annually

The Transformation
· Reduced overheads
· Enhanced billing and collection
· Unique technology
· New revenue sources

AMR and EmCare
Why Sell?
· Other growth opportunities
· Restrictive exit financing
· Favorable capital markets
Transaction
· Bid process
· Maximum price

Financial Snapshot
2002 2003 2004
Revenue 4.432 4.483 4.631
2002 2003 2004
Operating Income 62 175 221
2002 2003 2004
Capital Expen 283 321 225

Thank you for coming!